Exhibit 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Commercial Credit Company:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-18208, 33-27241 (and the related offerings of securities registered under Registration Statement No. 33-10444), 33-28723, 33-35618, 33-39857,
33-43351, 33-51814, 33-50513, 33-56553, 33-59415, 333-00055, 333-13311,
333-28847 and 333-44181) on Form S-3 of Commercial Credit Company of our report dated January 26, 1998, with respect to the consolidated statement of financial position of Commercial Credit Company and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1997 and the related financial statement schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Commercial Credit Company.

/s/ KPMG Peat Marwick LLP

Baltimore, Maryland
March 23, 1998